Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES

ACREAGE ACQUISITION AND FILES FORM S-3

DALLAS, Texas, April 9, 2013 – Matador Resources Company (NYSE:MTDR) (“Matador” or the “Company”), an independent energy company primarily engaged in the exploration, development, production and acquisition of oil and natural gas resources, with a particular emphasis on oil and natural gas shale plays and other unconventional plays, today provided an update on various aspects of its business.

Matador continues to build its leasehold position in the Delaware Basin of Southeast New Mexico and West Texas. In March and April 2013, the Company acquired approximately 9,617 gross and 7,446 net acres in Lea and Eddy Counties, New Mexico for approximately $11.3 million. This acquisition effectively doubles Matador’s existing leasehold interests in the Delaware Basin giving Matador a total of 25,477 gross and 15,117 net acres in Southeast New Mexico and West Texas. The Company considers approximately 17,795 gross and 13,049 net acres to be prospective for the Wolfcamp, Bone Spring and other oil and liquids-rich targets. The Company expects to begin testing this acreage beginning in late April.

Matador also announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC). Under the registration statement, when declared effective by the SEC, the Company may offer to the public from time to time in one or more offerings up to $300 million of its senior and subordinated debt securities, common stock, preferred stock, warrants or any combination of the foregoing at prices and on terms that Matador will decide at the time of any offering. The specific terms of any future offerings will be described in a prospectus supplement that will be filed with the SEC in connection with such offering. The shelf registration statement is intended to provide Matador with additional flexibility to take advantage of financing opportunities on a timely and cost effective basis if and when the Company deems it appropriate. Matador does not have any present plans or commitments to sell securities of any kind under the shelf registration statement. At April 9, 2013, Matador has long-term borrowings of $215 million outstanding under its revolving credit facility with a borrowing base of $255 million based on the lenders’ review of its proved reserves at December 31, 2012.

Joseph Wm. Foran, Matador’s Chairman, President and CEO commented, “We are very excited by these recent additions to our leasehold position in Southeast New Mexico and West Texas and look forward to testing this acreage for the Wolfcamp, Bone Spring and other prospective oil plays beginning later this month. We expect to continue adding to our acreage position in this area as opportunities become available and anticipate this area will become another key operating area for Matador in the near future. As previously announced, we have been very pleased with our early production results in 2013 from our Eagle Ford wells in South Texas, and we wish to reaffirm our plan to fund our 2013 capital investment program through operating cash flow and borrowings under our revolving credit facility. We have no immediate need to sell securities under the shelf registration statement when declared effective by the SEC, but believe it is prudent and is in the best interest of the Company and its shareholders to have the financial flexibility to access capital as needed should future opportunities present themselves to us and as our drilling programs in the Eagle Ford shale and the Delaware Basin unfold.”

About the Shelf Registration Statement on Form S-3

A registration statement relating to senior and subordinated debt, related guarantees, common stock, preferred stock and warrants has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor does it constitute an offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offering of securities covered by the shelf registration statement will only be made by means of a prospectus and an accompanying prospectus supplement.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; our ability to execute our business plan, including whether our drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; our ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; our ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute our business plan, including from future cash flows, increases in our borrowing base and otherwise; weather and environmental concerns; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s Annual Report on Form 10-K for the year ended December 31, 2012. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with a particular emphasis on oil and natural gas shale plays and other unconventional resource plays. Its current operations are located primarily in the Eagle Ford shale play in South Texas and the Haynesville shale play in Northwest Louisiana and East Texas.

For more information visit Matador Resources Company at www.matadorresources.com.

Contact Information

Mac Schmitz

Investor Relations

mschmitz@matadorresources.com

(972) 371-5225